Exhibit 99.2

Silicon Labs Announces Agreement to Divest Infrastructure and Automotive Business

Company to Become Pure-Play Leader of Intelligent, Wireless Connectivity for the IoT

Highlights:

•         Skyworks Solutions will acquire the Infrastructure and Automotive business of Silicon Labs for $2.75 billion

•         Transaction accelerates company’s IoT market leadership and growth

•         Silicon Labs intends to return approximately $2.0 billion to shareholders post-closing

•         Strategic transaction unlocks significant shareholder value

AUSTIN, Texas, April 22, 2021 — Silicon Labs (NASDAQ: SLAB) announced today the company has entered into a definitive asset purchase agreement to sell its Infrastructure & Automotive (I&A) business to Skyworks Solutions, Inc. (NASDAQ: SWKS) for $2.75 billion in all-cash consideration. The transaction includes Silicon Labs’ power/isolation, timing and broadcast products, intellectual property and associated employees. Silicon Labs and Skyworks will collaborate to ensure a seamless transition for customers, suppliers and employees.

“The outcome of this deal is a measurable testament to the industry-leading solutions and strong financial performance the world-class infrastructure and automotive team delivered the last 25 years,” said Silicon Labs CEO Tyson Tuttle.

Silicon Labs expects to receive an estimated $2.3 billion in net proceeds after taxes and transaction fees. The company intends to return approximately $2.0 billion to shareholders through a combination of special dividends and/or share repurchases after the transaction closes. The boards of directors of both companies have approved the transaction, which is expected to close in the third quarter of 2021 subject to customary closing conditions and regulatory approvals in various jurisdictions. The company does not believe this transaction will require regulatory approval in China. The proceeds provide an ideal opportunity for Silicon Labs to return value directly to its shareholders, while also increasing the ability to fully participate in the strong, expected IoT market growth.

Today, the company also provided preliminary revenue results for the first quarter ended April 3, 2021. Silicon Labs expects total Q1 revenue to be approximately $255 million. This represents an increase of roughly 5 percent sequentially and 19 percent year-over-year with the forecasted upside primarily due to solid growth in IoT, continued strength in bookings, and durable demand trends.

Accelerating IoT Market Leadership

Silicon Labs’ two businesses, IoT and I&A, are fundamentally different – each with unique markets, customers, supply chains, R&D, and go-to-market strategies. After executing the I&A divestiture, Silicon Labs will be a pure-play leader of intelligent, wireless connectivity for the IoT. The company’s resulting focus on IoT comes at a time when the overall market and Silicon Labs’ growth opportunities are accelerating, as industry projections anticipate a multi-year ramp in connected devices.

“The massive growth in connected devices makes this the right time for us to exclusively focus on the large, diverse, growing IoT opportunity,” said Silicon Labs CFO John Hollister. “Our updated operating model for the IoT business indicates a long-term revenue growth rate of 20 percent, outpacing the forecasted industry CAGR of mid-teens for our combined target IoT end markets of Industrial & Commercial and Home & Life.”

With the investments Silicon Labs is making in the IoT business, the company expects to drive sustainable growth and deliver long-term 20-25 percent non-GAAP operating margin, demonstrating the inherent leverage potential as a standalone IoT-focused company.

Delivering Unmatched Wireless Technology

Silicon Labs possesses the industry’s most comprehensive wireless portfolio, supporting the widest range of protocols, including Bluetooth, proprietary, Thread, Wi-Sun, Wi-Fi, Zigbee and Z-Wave, and major ecosystems, such as Amazon, Google, Tuya and Xfinity. Built on an integrated hardware and software platform specifically designed for IoT development, the company’s connectivity solution is the only wireless IoT offering to achieve ARM’s security PSA Level 3 certification.

“We’re more than a semiconductor company – our hardware, software, tools and partnerships are designed to help IoT businesses get to market quickly with the world’s most secure, intelligent, energy-efficient edge devices,” said Silicon Labs president, Matt Johnson. “Focusing efforts and resources on IoT enables Silicon Labs to gain valuable operating efficiencies and ROI. Our team will develop advanced innovations faster and provide a superior user experience no matter the customer’s wireless protocol, ecosystem, application or embedded expertise level.”

Driving the Future of IoT

Silicon Labs has developed the industry’s most comprehensive IoT ecosystem, serving tens of thousands of customers, thousands of applications and hundreds of leading partners, including organizations defining the next wave of technology such as Project Connected Home over IP and Amazon Sidewalk.

“We believe the growing demand indicates the power of the IoT to deliver real, measurable value, transforming industries, growing economies and improving lives,” said Tuttle. “Customers are using our solutions to build a smarter, more sustainable, and more connected world.”

Conference Call and Webcast

Silicon Labs will host a conference call and webinar on Thursday, April 22, 2021, at 4:30 p.m. CST. To join, visit silabs.com/investors or call 1-844-701-1167 (domestic) or +1-412-317-6710 (international). Replays will be available through April 30, 2021. The replay dial-in number is 1-877-344-7529 (domestic) or +1-412-317-0088 (international) using pass code 10155491.

Contacts

Media and Industry Analysts: Contact Silicon Labs PR at pr@silabs.com.

Investors and Financial Analysts: Contact Silicon Labs IR at investor.relations@silabs.com.

Advisors:

Qatalyst Partners served as the exclusive financial advisor to Silicon Labs and DLA Piper served as the company’s legal advisor. Matthews South is serving as capital markets advisor. JP Morgan is acting as the exclusive financial advisor to Skyworks and Jones Day is acting as legal advisor, with Steptoe & Johnson advising on certain legal matters.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leading provider of silicon, software and solutions for a smarter, more connected world. Our award-winning technologies are shaping the future of the Internet of Things, Internet infrastructure, industrial automation, consumer and automotive markets. Our world-class engineering team creates products focused on performance, energy savings, connectivity and simplicity. silabs.com

About Skyworks Solutions

Skyworks Solutions, Inc. is empowering the wireless networking revolution. Our highly innovative analog semiconductors are connecting people, places and things spanning a number of new and previously unimagined applications within the aerospace, automotive, broadband, cellular infrastructure, connected home, industrial, medical, military, smartphone, tablet and wearable markets. Skyworks is a global company with engineering, marketing, operations, sales and support facilities located throughout Asia, Europe and North America and is a member of the S&P 500® and Nasdaq-100® market indices (Nasdaq: SWKS). For more information, please visit Skyworks’ website at skyworksinc.com.

Note to Editors: Silicon Laboratories, Silicon Labs, the "S" symbol, the Silicon Laboratories logo and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. Skyworks and the Skyworks symbol are trademarks or registered trademarks of Skyworks Solutions, Inc., or its subsidiaries in the United States and other countries.

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words "believe," "estimate," "expect," "intend," "anticipate," "plan," "project," "will" and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: the occurrence of any event, change or other circumstance that could give rise to the termination of the asset purchase agreement; the failure to satisfy any of the conditions to the completion of the proposed transaction; the effect of the announcement of the proposed transaction on the ability of Silicon Labs to retain and hire key personnel and maintain relationships with its customers, suppliers, advertisers, partners and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; the ability to meet expectations regarding the timing and completion of the proposed transaction, including with respect to receipt of required regulatory approvals; the timing and scope of anticipated share repurchases and/or dividends; the impact of COVID-19 on the U.S. and global economy, including the restrictions on travel and transportation and other actions taken by governmental authorities and disruptions to the business of our customers or our global supply chain that have occurred or may occur in the future, the ongoing impact of COVID-19 on our employees and our ability to provide services to our customers and respond to their needs; risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with international activities (including trade barriers, particularly with respect to China); intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing Silicon Labs’ distributors, manufacturers and subcontractors; dependence on a limited number of products; absence of long-term commitments from customers; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics or pandemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against Silicon Labs’ products and its networks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. The level of share repurchases and/or dividends depends on market conditions and the level of other uses of cash. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.